EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces Third Quarter Results;

Schedules Conference Call

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

   Irvine, Calif. (Nov. 19, 2003) -- Sun Healthcare Group, Inc. (OTC-SUHG.OB) today announced its operating results for its third quarter ended Sept. 30, 2003.

   For the quarter ended Sept. 30, 2003, Sun reported total net revenues from continuing operations of $226.5 million and a net loss, before income taxes and gain and loss from discontinued operations, of $13.6 million, compared with total net revenues from continuing operations of $215.5 million and a net loss, before income taxes and loss from discontinued operations, of $23.6 million for the three month period ended Sept. 30, 2002. The Company operated 124 long-term and other inpatient care facilities with 12,544 licensed beds on Sept. 30, 2003, as compared with 239 facilities with 27,100 licensed beds on Sept. 30, 2002.

   For the quarter ended Sept. 30, 2003, Sun's net revenues from its continuing ancillary business operations (comprised primarily of SunDance Rehabilitation Corporation, CareerStaff Unlimited, SunPlus Home Health Services, Inc. and Shared Healthcare Systems, Inc.), net of intersegment eliminations, increased $13.3 million, from $57.0 million for the three months ended Sept. 30, 2002, to $70.3 million for the same period in 2003. The net segment income, before restructuring costs, gain on sale of assets, income taxes and discontinued operations for those operations, decreased $3.0 million over the same period, from net income of $7.6 million to net income of $4.6 million. This decrease was the result of multiple factors, including reimbursement cuts, labor increases and start-up costs associated with new CareerStaff offices.

   Net revenues from the long-term and inpatient care operations, which comprised 69 percent of Sun's total revenue from continuing operations in the third quarter of 2003, decreased $2.3 million to $156.2 million for the three months ended Sept. 30, 2003, from $158.5 million for the same period in 2002. The net segment income, before restructuring costs, gain on sale of assets, income taxes and discontinued operations from the long-term and inpatient care operations increased $15.7 million from a loss of $14.0 million for the three months ended Sep. 30, 2002, to income of $1.7 million for the same period in 2003. The third quarter 2002 loss was primarily due to a net $14.0 million charge for general and professional liability and workers' compensation that the company recorded as a result of a periodic actuarial analysis for policy years 2000 and 2001. Sun's inpatient care results of operations continue to be negatively impacted by the September 2002 reductions in Medicare reimbursement rates, which resulted in a decrease in revenues and net operating income of $8.7 million, but which was partially offset by a market basket increase of $2.2 million.

   As previously announced, on Sept. 8, 2003, Sun and its affiliates entered into a new $75 million senior secured revolving credit facility with CapitalSource Finance LLC, as collateral agent, and certain other lenders. The CapitalSource revolving credit facility has a term of two years and will be used to fund working capital and other corporate obligations of Sun and its affiliates. The credit facility has increased the Company's liquidity by approximately $20 million due primarily to the release of reserves previously imposed by the former senior lenders.

   On Nov. 7, 2003, Shared Healthcare Systems, Inc., a majority owned subsidiary of Sun that developed software for the long-term care industry, sold substantially all of its assets to Accu-Med Services of Washington LLC, a wholly owned subsidiary of Omnicare, Inc. The purchase price of approximately $5.5 million was paid $5 million at closing, with up to $500,000 of additional purchase price due to be paid in December 2004. Concurrently with the sale to Accu-Med, the Company also entered into a software license agreement with Accu-Med, pursuant to which Sun licensed the software for its inpatient facilities and therapy operations.

   Sun's corporate overhead costs, including depreciation and interest, for the third quarter of 2003 decreased $2.4 million to $15.1 million from $17.5 million for the same period in 2002. This decrease is due to the Company's efforts to trim its corporate infrastructure to match the decreasing size of the enterprise as the restructuring of the Company continues.

   "The refinancing we completed during this quarter, coupled with the sale of certain assets, has made it possible for us to explore more options for improving the Company's operations and financial position in 2004," said Richard K. Matros, Sun's chairman and chief executive officer. Matros continued, "The results we have shown in our long-term and inpatient operations through third quarter were heartening, especially since we achieved those results despite ongoing reimbursement challenges and the distractions associated with the breadth of our restructuring."

   Sun continues to restructure its long-term care facility portfolio to transition certain under-performing facilities to other operators. Pursuant to this initiative, Sun divested 33 facilities between Jun. 30, 2003, and Sept. 30, 2003. Those 33 facilities accounted for $3.5 million in losses during the third quarter of 2003. Sun divested an additional five facilities in October 2003, and it may divest approximately an additional 19 long-term care facilities as part of the current restructuring, resulting in the Company operating approximately 100 facilities upon completion of the restructuring.

   Sun's senior management will hold a conference call to discuss the Company's third quarter operating results on Thursday, Nov. 20, at 12 p.m. EST / 9 a.m. PST. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the conference call will be available from 3 p.m. EST on Nov. 20 until midnight EST on Nov. 27 by dialing (800) 642-1687 and using access code 3141311.

# # #

   With executive offices located in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly-owned SunBridge Healthcare Corporation subsidiary and its affiliated companies, Sun's affiliates together operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, home care and other ancillary services for the healthcare industry. For further information regarding the Company and the matters reported herein, see the Company's Report on Form 10-K for the year ended December 31, 2002, a copy of which is available at the Company's website at www.sunh.com. Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; the ability to complete asset sales on a timely basis to provide liquidity to complete its restructuring; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; our ability to complete a restructuring of the Company to create a viable entity; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended December 31, 2002, and other public filings made with the Securities and Exchange Commission.

   The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Reorganized	Reorganized
	Company	Company
	September 30, 2003	December 31, 2002
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 17,766	$ 21,013
Accounts receivable, net	135,047	227,929
Inventory, net	4,053	21,846
Other receivables, net	2,579	4,762
Assets held for sale	5,542	6,333
Restricted cash	79,611	76,739
Prepaids and other assets	5,506	12,437
Total current assets	250,104	371,059

Property and equipment, net	60,720	67,714
Notes receivable, net	814	1,506
Goodwill, net	3,834	3,894
Other assets, net	25,350	31,662
	$ 340,822	$ 475,835
	================	=================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$ 24,559	$ 124,183
Accounts payable	46,811	63,728
Accrued compensation and benefits	41,311	66,723
Accrued self-insurance obligations	102,065	116,010
Income taxes payable	13,751	12,700
Other accrued liabilities	58,281	61,959
Total current liabilities	286,778	445,303

Accrued self-insurance obligations, net of current portion	95,150	65,876
Long-term debt, net of current portion	71,889	72,040
Unfavorable lease obligations	35,406	56,526
Other long-term liabilities	4,275	23,028
	493,498	662,773

Minority interest	160	280

Stockholders' deficit:
Reorganized Company common stock of $.01 par value, authorized	100	93
50,000,000 shares; 10,038,224 and 9,321,020 shares issued and outstanding as of September 30, 2003, and December 31, 2002, respectively.

Additional paid-in capital	272,733	253,375
Accumulated deficit	(423,711)	(437,986)
	(150,878)	(184,518)
Less:
Unearned compensation	(1,958)	(2,700)
Total stockholders' deficit	(152,836)	(187,218)
Total liabilities and stockholders' deficit	$ 340,822	$ 475,835
	=================	================

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Reorganized	Reorganized
	Company	Company
	For the Three Months Ended	For the Three Months Ended
	September 30, 2003	September 30, 2002
	(unaudited)	(unaudited)

Net revenues	$ 226,470	$ 215,503
Costs and expenses:
Operating costs	209,581	207,426
Corporate general and administrative	17,179	22,347
Depreciation and amortization	1,924	5,160
Provision for losses on accounts receivable	2,423	773
Interest, net	4,096	3,651
Loss (gain) on sale of assets, net	821	(245)
Restructuring costs	4,092	-
Total costs and expenses	240,116	239,112

Loss before income taxes and discontinued operations	(13,646)	(23,609)
Income taxes	175	225

Loss before discontinued operations	$ (13,821)	$ (23,834)

Discontinued operations:
(Loss) income from discontinued operations	(4,214)	3,366
Gain on disposal of discontinued operations, net of tax	57,145	-
Income from discontinued operations	52,931	3,366

Net income (loss)	$ 39,110	$ (20,468)
	================	===============
Basic and diluted earnings per common and common equivalent share:
Loss before discontinued operations	$ (1.37)	$ (2.38)
Income from discontinued operations, net of tax	5.26	0.33

Net income (loss):	$ 3.89	$ (2.05)
	================	===============
Weighted average number of common and common equivalent
shares outstanding:
Basic and diluted	10,060	10,000
	================	===============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Reorganized	Reorganized	|	Predecessor
	Company	Company	|	Company
	For the Nine Months Ended	For the Seven Months Ended	|	For the Two Months Ended
	September 30, 2003	September 30, 2002	|	February 28, 2002
	(unaudited)	(unaudited)	|	(audited)
			|
Net revenues	$ 660,038	$ 511,629	| |	$ 301,846
Costs and expenses:			|
Operating costs	603,519	472,131	|	285,116
Corporate general and administrative	50,477	55,828	|	15,862
Depreciation and amortization	5,765	10,339	|	4,465
Provision for losses on accounts receivable	7,316	3,797	|	417
Interest, net	14,748	8,335	|	2,672
Loss (gain) on sale of assets, net	1,684	(3,285)	|	-
Restructuring costs	10,012	-	|	-
Total costs and expenses	693,521	547,145	|	308,532
			|
			|
Loss before reorganization costs, income taxes, discontinued operations and extraordinary item	(33,483)	(35,516)	| |	(6,686)
Reorganization costs, net	-	-	|	(1,483)
			|
Loss before income taxes, discontinued operations and extraordinary item	(33,483)	(35,516)	|	(5,203)
Income taxes	665	542	|	147
			|
Loss before discontinued operations and extraordinary item	(34,148)	(36,058)	|	(5,350)
			|
Discontinued operations:			|
(Loss) income from discontinued operations	(13,854)	13,428	|	(1,569)
Gain (loss) from disposal of discontinued operations, net of tax	62,277	-	|	(6,070)
Income (loss) from discontinued operations	48,423	13,428	|	(7,639)
			|
Income (loss) before extraordinary item	14,275	(22,630)	|	(12,989)
Extraordinary gain on extinguishment of debt, net	-	-	|	1,498,360
			|
Net income (loss)	$ 14,275	$ (22,630)	|	$ 1,485,371
	=============	============	|	==========
Basic and diluted earnings per common and common equivalent share:			|
Loss before discontinued operations and extraordinary item	$ (3.40)	$ (3.60)	|	$ (0.09)
Income (loss) before discontinued operations	4.82	1.34	|	(0.12)
Extraordinary gain on extinguishment of debt, net	-	-	|	24.53
			|
Net income (loss)	$ 1.42	$ (2.26)	|	$ 24.32
	=============	============	|	==========
Weighted average number of common and common equivalent			| |
shares outstanding:
Basic and diluted	10,047	10,000	|	61,080
	=============	============	|	==========

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Reorganized Company			Predecessor Company
	For the	For the	|	For the
	Nine Months Ended	Seven Months Ended	|	Two Months Ended
	September 30, 2003	September 30, 2002	|	February 28, 2002
	(unaudited)	(unaudited)	|	(audited)
			|
Cash flows from operating activities:			|
Net income (loss)	$ 14,275	$ (22,630)	|	$ 1,485,371
			|
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:			|
Extraordinary gain on extinguishment of debt, net	-	-	|	(1,498,360)
Reorganization costs (gain), net			|	(1,483)
Depreciation and amortization	663	15,475	|	4,465
Provision for losses on accounts receivable	13,104	8,331	|	417
(Gain) loss on disposal of discontinued operations, net	(62,277)	-	|	6,070
Loss (gain) on sale of assets, net	1,684	(3,285)	|	-
Other, net	1,359	889	|	716
			|
Changes in operating assets and other liabilities	45,303	(30,312)	|	(18,158)
Net cash provided by (used for) operating activities before reorganization costs	$ 14,111	$ (31,532)	|	$ (20,962)
			|
Net cash paid for reorganization costs	(9,846)	(9,447)	|	(2,781)
Net cash provided by (used for) operating activities	$ 4,265	$ (40,979)	|	$ (23,743)
			|
Net cash provided by (used for) investing activities	64,807	(5,041)	|	(3,661)
			|
Net payments under senior and junior credit agreements	(67,969)	(12,840)	|	-
Net payments under DIP Financing	-	-	|	(55,382)
Long-term debt (payments) borrowings, net	(4,350)	(3,457)	|	109,247
Principal payments on prepetition debt authorized by Bankruptcy Court	-	-	|	(7,966)
Net cash (used for) provided by financing activities	$ (72,319)	$ (16,297)	|	$ 45,899
			|
Net (decrease) increase in cash and cash equivalents	(3,247)	(62,317)	|	18,495
Cash and cash equivalents at beginning of period	21,013	69,144	|	50,649
			|
Cash and cash equivalents at end of period	$ 17,766	$ 6,827	|	$ 69,144
	==============	============	|	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)

	Reorganized Company		Reorganized Company		Predecessor Company
	For the Three Months Ended September 30, 2003	For the Three Months Ended September 30, 2002	For the Nine Months Ended September 30, 2003	For the Seven Months Ended September 30, 2002	For the Two Months Ended February 28, 2002
Net income (loss)	$ 39,110	$ (20,468)	$ 14,275	$ (22,630)	$ 1,485,371

(Income) loss from discontinued operations, net of tax	(52,931)	(3,366)	(48,423)	(13,428)	7,639

Income taxes	175	225	665	542	147

Reorganization and restructuring costs	4,092	-	10,012	-	(1,483)

Loss (gain) on sale of assets, net	821	(245)	1,684	(3,285)	-

Interest, net	4,096	3,651	14,748	8,335	2,672

Depreciation and amortization	1,924	5,160	5,765	10,339	4,465

EBITDA	$ (2,713)	$ (15,043)	$ (1,274)	$ (20,127)	$ 1,498,811

Rent	13,376	12,858	39,933	32,716	27,288

EBITDAR	$ 10,663	$ (2,185)	$ 38,659	$ 12,589	$ 1,526,099
	=============	============	==============	=============	============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

INPATIENT SERVICES ONLY
(in thousands)

	Reorganized Company
	For the Three Months Ended September 30, 2003

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services - Divested/Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services
Net income (loss)	$ 8,581	$ (4,570)	$ (2,369)	$ 117	$ 1,759

Interest, net	792	2	(1)	-	793

Depreciation and amortization	1,922	(399)	20	10	1,553

EBITDA	$ 11,295	$ (4,967)	$ (2,350)	$ 127	$ 4,105

Rent	9,485	84	1,672	24	11,265

EBITDAR	$ 20,780	$ (4,883)	$ (678)	$ 151	$ 15,370
	=============	==============	===============	==============	===============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

The "retained" portfolio includes 101 facilities that we currently intend to operate after the completion of the restructuring of our long term care portfolio but we can give no assurance that these facilities represent the actual future facility population that we will operate. Overhead applies to all inpatient facilities, and the component relating to retained and divested/planned divested facilities has not been specifically identified.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

INPATIENT SERVICES ONLY
(in thousands)

	Reorganized Company
	For the Nine Months Ended September 30, 2003

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services - Divested/ Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services

Net income (loss)	$ 28,360	$ (17,211)	$ (5,647)	$ 969	$ 6,471

Interest, net	2,244	111	(16)	-	2,339

Depreciation and amortization	3,876	10	52	34	3,972

EBITDA	$ 34,480	$ (17,090)	$ (5,611)	$ 1,003	$ 12,782

Rent	28,280	269	5,047	71	33,667

EBITDAR	$ 62,760	$ (16,821)	$ (564)	$ 1,074	$ 46,449
	=========	=========	=========	===========	============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

The "retained" portfolio includes 101 facilities that we currently intend to operate after the completion of the restructuring of our long term care portfolio but we can give no assurance that these facilities represent the actual future facility population that we will operate. Overhead applies to all inpatient facilities, and the component relating to retained and divested/planned divested facilities has not been specifically identified.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
SELECTED OPERATING STATISTICS

	Three Months Ended
	September 30,
	2003	2002

Number of licensed beds
SNF	12,352	26,447
Hospitals	192	653

Number of facilities
SNF	121	230
Hospitals	3	9

Occupancy %
Inpatient Services - Retained	90.0	89.6
SNF - same store	89.4	89.6
Hospitals	51.1	53.4

Payor Mix % based on patient days- SNF same store
Medicare	10.8%	10.2%
Medicaid	67.2%	67.4%
Private and other	22.0%	22.4%

Payor Mix % based on patient days- Hospitals
Medicare	75.4%	72.3%
Medicaid	8.6%	7.7%
Private and other	16.0%	20.0%

Payor Mix % based on patient days - Inpatient Services
Medicare	11.4%	10.8%
Medicaid	66.6%	66.8%
Private and other	22.0%	22.4%

Revenue Mix % of revenues - SNF same store
Medicare	23.6%	24.4%
Medicaid	54.2%	53.0%
Private and other	22.2%	22.6%

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
SELECTED OPERATING STATISTICS

	Three Months Ended
	September 30,
	2003	2002

Revenue Mix % of revenues - Hospitals
Medicare	76.9%	69.8%
Medicaid	7.7%	6.9%
Private and other	15.4%	23.3%

Revenue Mix % of revenues - Inpatient Services
Medicare	26.2%	28.4%
Medicaid	52.3%	51.3%
Private and other	21.5%	20.3%

Revenues PPD - SNF same store
Medicare (Part A)	$328.54	$344.28
Medicaid	$120.66	$113.34
Private and other	$136.87	$132.44

Revenues PPD - hospitals
Medicare (Part A)	$983.95	$907.05
Medicaid	$867.46	$847.05

Rehab contracts
Affiliated	113	311
Non-Affiliated	364	220

DSO
Inpatient Services - same store	43	49
Inpatient Services - hospitals	77	67
Rehab	113	119
Home Health	83	101
Staffing	61	65

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
SELECTED OPERATING STATISTICS

	Nine Months Ended
	September 30,
	2003	2002

Number of licensed beds
SNF	12,352	26,447
Hospitals	192	653

Number of facilities
SNF	121	230
Hospitals	3	9

Occupancy %
Inpatient Services - Retained	89.7	89.8
SNF - same store	89.4	89.7
Hospitals	54.0	53.1

Payor Mix % based on patient days- SNF same store
Medicare	11.2%	10.4%
Medicaid	67.0%	67.0%
Private and other	21.8%	22.6%

Payor Mix % based on patient days- Hospitals
Medicare	75.7%	72.3%
Medicaid	7.9%	7.0%
Private and other	16.4%	20.7%

Payor Mix % based on patient days - Inpatient Services
Medicare	11.9%	11.0%
Medicaid	66.4%	66.5%
Private and other	21.7%	22.5%

Revenue Mix % of revenues - SNF same store
Medicare	24.7%	26.0%
Medicaid	53.2%	51.5%
Private and other	22.1%	22.5%

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
SELECTED OPERATING STATISTICS

	Nine Months Ended
	September 30,
	2003	2002

Revenue Mix % of revenues - Hospitals
Medicare	75.3%	69.5%
Medicaid	7.2%	6.8%
Private and other	17.5%	23.7%

Revenue Mix % of revenues - Inpatient Services
Medicare	27.7%	28.5%
Medicaid	50.5%	49.0%
Private and other	21.7%	22.5%

Revenues PPD - SNF same store
Medicare (Part A)	$329.32	$361.63
Medicaid	$118.95	$111.15
Private and other	$137.02	$131.58

Revenues PPD - hospitals
Medicare (Part A)	$947.89	$842.32
Medicaid	$867.56	$845.14

Rehab contracts
Affiliated	113	311
Non-Affiliated	364	220

DSO
Inpatient Services - same store	43	49
Inpatient Services - hospitals	77	67
Rehab	113	119
Home Health	83	101
Staffing	61	65